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                                                                      EXHIBIT 21

                            U.S.B. HOLDING CO., INC.


SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiary companies of the Registrant as of December 31, 1995, all of which are 100% owned.

                                  State of Incorporation
                                    or Organization
                                  ----------------------

     Union State Bank                   New York

     Ad Con, Inc.                       New York

The above are included in the consolidated financial statements.